EXHIBIT A

AGREEMENT
JOINT FILING OF SCHEDULE 13G

    The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13G and any future amendments thereto (including amendments on Schedule 13D or Schedule 13G, as applicable) reporting each of the undersigned’s ownership of securities of Ocwen Financial Corporation, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 16, 2016	William C. Erbey

	By:	/s/ William C. Erbey

Date: February 16, 2016	E. Elaine Erbey

	By:	/s/ E. Elaine Erbey

Date: February 16, 2016	Caritas Partners, LLC

	By:	/s/ William C. Erbey
William C. Erbey
Manager

Date: February 16, 2016	Caritas Charitable Remainder Trust

	By:	/s/ William C. Erbey
William C. Erbey
Co-Trustee

By:	/s/ E. Elaine Erbey
E. Elaine Erbey
Co-Trustee

Date: February 16, 2016	Salt Pond Holdings, LLC

	By:	/s/ William C. Erbey
William C. Erbey
President

Date: February 16, 2016	Tribue Limited Partnership

	By:	/s/ William C. Erbey
William C. Erbey
General Partner

Date: February 16, 2016	Munus, L.P.

	By:	/s/ William C. Erbey
William C. Erbey
General Partner

Date: February 16, 2016	Erbey Holding Corporation

	By:	/s/ William C. Erbey
William C. Erbey
President